EXHIBIT 21

           LIST OF SUBSIDIARIES AND AFFILIATES OF CARNIVAL CORPORATION

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                                             Jurisdiction of Incorporation
       Name of Subsidiary                             or Organization
(15)   Airtours plc (26% interest)                      United Kingdom
(9)    Alaska Overland, Inc.                            Alaska
(5)    Alaska Travel Center, Inc.                       Washington
(8)    Anchorage Hotel Associates, Inc. (90% interest)  Alaska
       Carnival Investments Limited                     Bahamas
       Carnival (UK) plc                                United Kingdom
       Celebration Cruises Inc.                         Liberia
(11)   Costa Crociere S.p.A.                            Italy
       CRC Holdings, Inc. (23.18% interest)             Florida
       Crowne Plaza Holdings, Inc.                      Florida
(10)   Cunard Line Limited (68.3% interest)             Bahamas
(13)   Cunard White Star Limited                        Bermuda
(5)    Evergreen Trails, Inc.                           Washington
       Futura Cruises Inc.                              Panama
       Gemward Limited                                  Ireland
       Golden Falcon International S.A.                 Panama
       HAL Antillen N.V.                                Netherlands Antilles
(1)    HAL Beheer B.V.                                  Netherlands
(1)    HAL Buitenland B.V.                              Netherlands
(1)    HAL Cruises Limited                              Bahamas
(1)    HAL Properties Limited                           Bahamas
(1)    HAL Services B.V.                                Holland
(1)    HAL Shipping Limited                             British Virgin Islands
(3)    Holland America Line Inc.                        Delaware
(1)    Holland America Line N.V.                        Netherlands Antilles
(4)    Holland America Line-Westours Inc.               Washington
(3)(14)Il Ponte S.p.A. (50.0% interest)                 Italy
       Jubilee Cruises Inc.                             Liberia
(5)    Leisure Corporation                              Alaska
(12)   SeaVacations Limited                             United Kingdom
       SeaVacations UK Limited                          United Kingdom
(6)    Trailways Tours, Inc.                            Washington
       Trident Insurance Company Limited                Bermuda
       Utopia Cruises Inc.                              Panama
(1)    West Coast Cruise Limited                        British Virgin Islands
(5)(7) Westmark Hotels of Canada Limited                Canada
(5)    Westmark Hotels, Inc.                            Alaska
(8)    Westmark Kodiak Inc.                             Alaska
(8)    Westmark Third Avenue Inc.                       Alaska
(5)    Westours Motor Coaches, Inc.                     Alaska
(5)    White Pass & Yukon Motorcoaches Inc.             Alaska
(2)    Wind Spirit Limited                              Bahamas
(2)    Wind Star Limited                                Bahamas
(1)    Wind Surf Limited                                Bahamas
(1)    Windstar Sail Cruises Limited                    Bahamas
(1)    Worldwide Shore Services Inc.                    Washington
____________

(1)  Subsidiary of HAL Antillen N.V.
(2)  Subsidiary of Windstar Sail Cruises Limited
(3)  Subsidiary of HAL Buitenland B.V.
(4)  Subsidiary of Holland America Line Inc.
(5)  Subsidiary of Holland America Line-Westours Inc.
(6)  Subsidiary of Evergreen Trails, Inc.
(7) Holland America Line-Westours Inc. owns all of the common stock and noncumulative redeemable preferred stock, while Westmark Hotels, Inc. owns all of the redeemable preferred Class B stock and the redeemable preferred Class C stock
(8)  Subsidiary of Westmark Hotels, Inc.
(9)  Subsidiary of Westours Motor Coaches, Inc.
(10) Subsidiary of Carnival Investments Limited
(11) Subsidiary of Il Ponte S.p.A.
(12) Subsidiary of SeaVacations UK Limited
(13) Subsidiary of Cunard Line Limited
(14) Owned 50% by Airtours plc
(15) Airtours plc is an affiliate of Carnival (UK) plc


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